UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2013
Date of Report (Date of earliest event reported)

NYSE Euronext
(Exact name of registrant as specified in its charter)

Delaware	001–33392	20–5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656–3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

NYSE Euronext (the “Company”) reports today that Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer, John K. Halvey, Group Executive Vice President and General Counsel, and Philippe Duranton, Group Executive Vice President and Global Head of Human Resources, are expected to depart in connection with the proposed acquisition of the Company by IntercontinentalExchange, Inc. (the “Merger”). The departures will occur shortly after the closing of the Merger on a date to be agreed between the Company and the executive.

The Company has entered into a separation agreement with each of the foregoing executives that provides him with termination payments that are substantially consistent with the terms of his employment agreement with the Company. The payments are contingent on the closing of the Merger and the executive’s execution of a release of claims against the Company and its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext
Dated: October 15, 2013	By	/s/ Janet L. McGinness
Janet L. McGinness
Executive Vice President & Corporate Secretary